Exhibit 99.1
Innventure Reports Fourth Quarter and Full Year 2025 Results

Commercial inflection with >$50 million in bookings in early 2026

Operating companies advancing independent capital formation, materially reducing reliance on Innventure’s balance sheet

Consolidated G&A declined 61% in 4Q25 compared to 4Q24, reflecting sustained cost discipline since the public listing

ORLANDO, Fla. March 30, 2026 (GLOBE NEWSWIRE) – – Innventure, Inc. (NASDAQ: INV) (“Innventure”), an industrial growth conglomerate, today announced financial results for the quarter and year ended December 31, 2025.

“The fourth quarter capped a successful 2025 for Innventure. More importantly, the early months of 2026 demonstrate Innventure is at a true commercial inflection point. Our operating companies are executing simultaneously, converting demand into bookings, raising capital independently, and materially reducing the capital intensity of the platform,” said Bill Haskell, Chief Executive Officer. “With Accelsius scaling toward cash‑flow positivity this year, AeroFlexx entering anchor‑customer adoption, and Refinity validating its technology at unprecedented speed, we are building a structurally self‑funding growth company with an increasingly clear path to long‑term value creation.”

Conference Call and Webcast

A conference call to discuss these results has been scheduled for 5:00 pm ET today, March 30, 2026.

The event will be webcasted live via our investor relations website https://ir.innventure.com/ or via this link.

Parties interested in joining via teleconference can register using this link https://register-conf.media-server.com/register/BIf0dd0a6c5eea4021a47778bef8f88c5c

After registering, you will be provided with dial in details and a unique dial-in PIN. Registration is open through the live call, but to ensure you are connected for the full call, we suggest registering in advance.

Innventure will also post a slide presentation to accompany the prepared remarks to its investor relations website https://ir.innventure.com/ shortly before the of the start of the event.

About Innventure

Innventure, Inc. (NASDAQ: INV), an industrial growth conglomerate, focuses on building companies with billion-dollar valuations by commercializing breakthrough technology solutions. By systematically creating and operating industrial enterprises from the ground up, Innventure participates in early-stage economics and provides industrial operating expertise designed for global scale. Innventure’s approach seeks to uniquely bridge the ”Valley of Death" between corporate innovation and commercialization through its distinctive combination of value-driven multinational partnerships, operational experience, and scaling expertise.

Non-GAAP Financial Measures

We use certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (GAAP) to supplement our consolidated financial statements. These non-GAAP financial measures provide additional information to investors to facilitate comparisons of past and present operating results, identify trends in our underlying operating performance, and offer greater transparency on how we evaluate our business activities. These measures are integral to our processes for budgeting, managing operations, making strategic decisions, and evaluating our performance.

Our primary non-GAAP financial measures are EBITDA and Adjusted EBITDA. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items, non-recurring expenses, and other items that are not indicative of our core operating activities. These may include stock-based compensation, acquisition costs, and other financial items. We believe Adjusted EBITDA is valuable for investors and analysts as it provides additional insight into our operational performance, excluding the impacts of certain financing, investing, and other non-operational activities. This measure helps in comparing our current operating results with prior periods and with those of other companies in our industry. It is also used internally for allocating resources efficiently, assessing the economic outcomes of acquisitions and strategic decisions, and evaluating the performance of our management team.
There are limitations to Adjusted EBITDA, including its exclusion of cash expenditures, future requirements for capital expenditures and contractual commitments, and changes in or cash requirements for working capital needs. Adjusted EBITDA also omits significant interest expenses and related cash requirements for interest and payments. While depreciation and amortization are non-cash charges, the associated assets will often need to be replaced in the future, and Adjusted EBITDA does not reflect the cash required for such replacements. Additionally, Adjusted EBITDA does not account for income or other taxes or necessary cash tax payments.

Investors should use caution when comparing our non-GAAP measure to similar metrics used by other companies, as definitions can vary. Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP financial measures.

In presenting Adjusted EBITDA, we aim to provide investors with an additional tool for assessing the operational performance of our business. It serves as a useful complement to our GAAP results, offering a more comprehensive understanding of our financial health and operational efficiencies.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current assumptions and expectations of future events that are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, those factors described in Innventure’s public filings with the U.S. Securities and Exchange Commission, including but not limited to the following: Innventure’s and its subsidiaries’ ability to execute on their strategies, book sales and achieve future financial performance; developments and projections relating to Innventure’s and its subsidiaries’ competitors and industry; the implementation, adoption, market acceptance and success of Innventure’s and its subsidiaries’ products, business models and growth strategies; Innventure’s and its subsidiaries’ ability to generate sufficient revenue and operating cash flow; the timing and magnitude of expected cash expenditures; the availability, timing and terms of additional financing, including debt or equity financing; market conditions affecting access to capital; potential dilution resulting from future financings; Innventure’s ability to successfully implement cost reduction initiatives; changes in economic conditions; competitive pressures; regulatory developments; Innventure’s ability to maintain control over its subsidiaries.

Forward‑looking statements speak only as of the date of this release, and Innventure undertakes no obligation to update them except as required by law.

Investor Relations Contact: Kyle Nagarkar, Solebury Strategic Communications
investorrelations@innventure.com

Media Contact: Laurie Steinberg, Solebury Strategic Communications
press@innventure.com

Innventure, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31, 2025	December 31, 2024
Assets
Cash, cash equivalents and restricted cash	$60,449	$11,119
Restricted cash	5,000	—
Accounts receivable	1,094	283
Due from related parties	11,840	4,536
Inventories	1,604	5,178
Prepaid expenses and other current assets	3,167	3,170
Total Current Assets	83,154	24,286
Investments	28,741	28,734
Property, plant and equipment, net	1,941	1,414
Intangible assets, net	160,537	182,153
Goodwill	323,463	667,936
Other assets	1,351	766
Total Assets	$599,187	$905,289
Liabilities and Stockholders' Equity
Accounts payable	$2,551	$3,248
Accrued employee benefits	11,343	9,273
Accrued expenses	7,386	2,478
Contract liabilities	947	—
Related party notes payable - current	—	14,000
Notes payable - current	12,846	625
Term convertible note, current	7,890	—
Convertible note - related party, current	4,331	—
Patent installment payable - current	700	1,225
Obligation to issue equity	119	4,158
Warrant liability	27,458	34,023
Income taxes payable	23	—
Other current liabilities	682	317
Total Current Liabilities	76,276	69,347
Notes payable, net of current portion	8,327	13,654
Earnout liability	3,890	14,752
Stock-based compensation liability	239	1,160
Patent installment payable, net of current	12,375	12,375
Deferred income taxes	13,848	27,353
Other liabilities	556	355
Total Liabilities	115,511	138,996
Commitments and Contingencies (Note 19)
Stockholders' Equity
Preferred stock, $0.0001 par value, 25,000,000 shares authorized;
Series B Preferred Stock, $0.0001 par value, 3,000,000 shares designated, 33,144 and 1,102,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	—	—
Series C Preferred Stock, $0.0001 par value, 5,000,000 shares designated, 150,000 shares issued and outstanding as of December 31, 2025 and no shares issued and outstanding as of December 31, 2024.	—	—
Common Stock, $0.0001 par value, 250,000,000 shares authorized, 67,743,847 and 44,597,154 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	7	4
Additional paid-in capital	577,070	502,865
Accumulated other comprehensive gain (loss)	(1,260)	909
Accumulated deficit	(371,603)	(78,262)
Total Innventure, Inc., Stockholders’ Equity	204,214	425,516
Non-controlling interest	279,462	340,777
Total Stockholders' Equity	483,676	766,293
Total Liabilities and Stockholder’s Equity	$599,187	$905,289

Innventure, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Successor	Successor	Predecessor
	Year Ended December 31, 2025	October 2, 2024 through December 31, 2024	January 1, 2024 through October 1, 2024
Revenue	$2,056	$456	$764

Operating Expenses
Cost of sales	18,830	3,752	777
General and administrative	66,710	29,652	26,608
Sales and marketing	9,633	2,009	4,178
Research and development	25,025	5,340	5,978
Goodwill impairment	346,557	—	—
Total Operating Expenses	466,755	40,753	37,541

Loss from Operations	(464,699)	(40,297)	(36,777)

Non-operating (Expense) and Income
Interest expense, net	(9,678)	(1,132)	(1,300)
Net gain (loss) from investments	131	—	11,547
Net (loss) gain on investments - due to related parties	—	—	(468)
Change in fair value of financial liabilities	16,146	(20,946)	(478)
Equity method investment (loss) income	(12,592)	(902)	893
Realized gain on conversion of available for sale investment	1,507	—	—
Loss on extinguishment of debt	(16,064)	—	—
Loss on extinguishment of related party debt	(3,538)	—	—
Loss on conversion of promissory notes	—	—	(1,119)
Write-off of loan commitment fee asset	—	(10,041)	—
Miscellaneous other expense	(46)	(57)	(64)
Total Non-operating (Expense) Income	(24,134)	(33,078)	9,011
Loss before Income Taxes	(488,833)	(73,375)	(27,766)
Income tax expense (benefit)	(13,483)	(3,282)	432
Net Loss	(475,350)	(70,093)	(28,198)
Less: net loss attributable to
Non-redeemable non-controlling interest	(182,033)	(8,339)	(11,762)
Net Loss Attributable to Innventure, Inc. Stockholders / Innventure LLC Unitholders	(293,317)	(61,754)	(16,436)

Basic and diluted loss per share	$(5.39)	$(1.41)	$—
Basic and diluted weighted average common shares	54,420,978	43,951,279	—

Innventure, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Successor	Successor	Predecessor
	Year Ended December 31, 2025	October 2, 2024 through December 31, 2024	January 1, 2024 through October 1, 2024
Cash Flows Used in Operating Activities
Net loss	$(475,350)	$(70,093)	$(28,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	27,872	16,338	1,056
Interest income on debt securities - related party	(394)	(106)	(110)
Change in fair value of financial liabilities	(16,146)	20,946	478
Net loss on investments - due to related parties	—	—	468
Write-off of loan commitment fee asset	—	10,041	—
Non-cash interest expense on notes payable	6,588	248	351
Net gain on investments	(131)	—	(11,547)
Accrued unpaid interest on note payable	336	69	930
Equity method investment loss (income)	12,592	902	(893)
Realized gain on conversion of available for sale investments	(1,507)	—	—
Loss on extinguishment of debt	16,064	—	—
Loss on extinguishment of related party debt	3,538	—	—
Loss on conversion of promissory notes	—	—	1,119
Deferred income taxes	(13,450)	(3,301)	432
Depreciation and amortization	22,506	5,455	146
Goodwill impairment	346,557	—	—
Other costs, net	195	64	185
Changes in operating assets and liabilities:
Accounts receivable	(811)	(166)	(117)
Prepaid expenses and other current assets	(11,676)	(1,301)	(1,353)
Inventory	3,574	(2,354)	(2,824)
Accounts payable	(1,392)	(11,211)	6,013
Accrued employee benefits	1,727	1,656	3,838
Accrued expenses	(480)	(484)	674
Stock-based compensation liability	(921)	1,160	—
Income taxes payable	23	—	—
Other current liabilities	(358)	(77)	(146)
Contract liabilities	947	—	—
Obligation to issue equity	—	3,000	10,920
Other assets	(61)	—	(20)
Patent installment payable	(525)	—	(250)
Net Cash Used in Operating Activities	(80,683)	(29,214)	(18,848)

Innventure, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Successor		Successor		Predecessor
	Year Ended December 31, 2025		October 2, 2024 through December 31, 2024		January 1, 2024 through October 1, 2024
Cash Flows (Used in) Provided by Investing Activities
Investment in available-for-sale debt securities - equity method investee	(2,708)		—		—
Investment in debt securities - equity method investee	—		—		(7,400)
Advances to equity method investee	—		(4,240)		(135)
Acquisition of property, plant and equipment	(1,417)		(266)		(736)
Acquisition of intangible assets	—		(30)		—
Acquisition of net assets, net of cash acquired, through business combination	—		16		—
Proceeds from sale of investments	—		—		2,314
Cash withdrawn from trust as a result of business combination	—		11,342		—
Net Cash (Used in) Provided by Investing Activities	(4,125)		6,822		(5,957)

Cash Flows Provided by Financing Activities
Proceeds from issuance of equity, net of issuance costs	12,654		15,383		13,122
Proceeds from the issuance of equity to non-controlling interest, net of issuance costs	71,377		4,169		13,859
Proceeds from the issuance of convertible promissory note	4,350		—		—
Proceeds from the issuance of term convertible notes	14,950		—		—
Proceeds from issuance of debt securities, net of issuance costs	40,500		19,455		—
Payment of debts	(4,617)		(250)		(540)
Distributions to Stockholders	(76)		(663)		—
Proceeds from the issuance of promissory notes to related parties	—		—		12,000
Repayment of promissory note	—		(4,628)		—
Cash Flows Provided by Financing Activities	139,138		33,466		38,441

Net Increase in Cash, Cash Equivalents and Restricted Cash	54,330	—	11,074	—	13,636
Cash, Cash Equivalents and Restricted Cash Beginning of period	11,119		45		2,575
Cash, Cash Equivalents and Restricted Cash End of period	$65,449		$11,119		$16,211

	Successor		Predecessor
	Year Ended December 31, 2025	October 2, 2024 through December 31, 2024	January 1, 2024 through October 1, 2024
Supplemental Cash Flow Information
Cash paid for interest	$—	$991	$1,070
Supplemental Disclosure of Noncash Financing Information
Accretion of redeemable units to redemption value	—	—	11,950
Issuance of units to non-controlling interest in exchange of convertible promissory notes	—	—	7,324
Conversion of working capital loans to equity method investees into investments in debt securities - related party	4,375	—	2,600
Transfer of liability warrants to equity warrants in the Business Combination	—	1,265	—
Initial recognition of loan commitment fee	—	16,190
Transfer of loan commitment fee asset	—	6,694	—

Innventure, Inc. and Subsidiaries
Non-GAAP Financial Measures
(in thousands)

	Successor				Predecessor	S/P Combined (Non-GAAP)
	Year Ended December 31, 2025		Period from October 2, 2024 through December 31, 2024		Period from January 1, 2024 through October 1, 2024	Year ended December 31, 2024
	(in thousands)
Net loss	$(475,350)		(70,093)		(28,198)	(98,291)
Interest expense, net(1)	9,678		11,173		1,300	12,473
Depreciation and amortization expense	22,506		5,455		146	5,601
Income tax expense (benefit)	(13,483)		(3,282)		432	(2,850)
EBITDA	(456,649)	—	(56,747)	—	(26,320)	(83,067)
Transaction and other related costs(2)	—		2,309		9,414	11,723
Change in fair value of financial liabilities(3)	(16,146)		20,946		478	21,424
Stock-based compensation(4)	27,872		16,338		1,056	17,394
Goodwill impairment(5)	346,557		—		—	—
Loss on extinguishment of debt(6)	16,064		—		—	—
Loss on extinguishment of related party debt(7)	3,538,000		—		—	—
Loss on conversion of promissory notes	—		—		1,119	1,119
Adjusted EBITDA	(78,764)		(17,154)		(14,253)	(31,407)
(1) Interest expense, net – For the year ended December 31, 2025 and for the combined twelve months ended December 31, 2024, interest expense, net includes interest incurred on our various borrowing facilities and the amortization of debt issuance costs. Additional debt issuance cost associated with a loan commitment fee asset in the amount of $10,041 was written off in combined twelve months ended December 31, 2024 and has also been included in this adjustment. This amount is representative of the asset associated with the additional funds under the second and third tranches of the WTI Facility. When it became known that we would not be able to draw on these subsequent tranches based on certain metrics contained within the WTI Facility, we immediately wrote this asset off.
(2) Transaction and other related costs – For the combined twelve months ended December 31, 2024 this is comprised entirely of consulting, legal, and other professional fees related to the Business Combination.
(3) Change in fair value of financial liabilities – For the December 31, 2025, the change in fair value of financial liabilities primarily consists of the change in fair value of the warrant liability, the earnout liability and the embedded derivatives in various instruments. For the year ended December 31, 2024, this is comprised entirely of the change in fair value of the embedded derivative associated with the convertible notes.
(4) Stock based compensation – For the December 31, 2025, stock based compensation primarily consisted of awards in the 2024 Equity and Incentive Plan entered into on October 2, 2024 subsequent to the Business Combination. These awards consisted of Stock Options, Restricted Stock Units, and Stock Appreciation Rights. Further, a portion of this expense was related to share-based payment employee incentive plans in existence at subsidiaries. Additional Stock Options were granted in February 2025 and additional Restricted Stock Units were granted in June 2025 and August 2025 which are included in the stock-based compensation caption for their respective periods. For the year ended December 31 2024, stock-based compensation was comprised wholly of share-based payment employee incentive plans in existence at Innventure LLC and other subsidiaries.
(5) Goodwill impairment - For the year ended December 31, 2025, the Company recognized goodwill impairment due to sustained decreases in the Company’s publicly quoted share price and market capitalization, which were, at least in part, sensitive to the general downward volatility experienced in the stock market from late February 2025 through April 2025. The publicly quoted share price stabilized some in May 2025 and June 2025.
(6) Loss on extinguishment of debt - For the December 31, 2025, the Company modified the WTI Facility, and such modification was accounted for as a debt extinguishment while no debt was repaid.
(7) Loss on extinguishment of related party debt - For the December 31, 2025, the Company extinguished certain related party debts by issuing Series C Preferred Stock.